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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 5, 1997

                                MICROPROSE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                                      52-1728656
            (Commission File No.)         (IRS Employer Identification No.)

                       2490 Mariner Square Loop, Suite 100
                                Alameda, CA 94501
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (510) 522-3584

                               -------------------

Item 5. Other Events.

        On October 6, 1997, MicroProse, Inc., a Delaware corporation (the "Company"), announced the execution of an Agreement and Plan of Merger dated October 5, 1997, by and among GT Interactive Software Corp. ("GT"), a Delaware corporation, Swan Acquisition Corp., a Delaware corporation ("Merger Sub"), and the Company (the"Merger Agreement"), a copy of which is attached hereto as
Exhibit 2.1. The Merger Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Merger agreement by the requisite vote of the Company's stockholders, Merger Sub will be merged into the Company. As a result of the merger of Merger Sub into the Company (the "Merger"), the Company would become a wholly-owned subsidiary of GT. Pursuant to the Merger Agreement, each outstanding share of the Company's common stock would be exchanged for 0.700 of one share of the common stock of GT (the "GT Common Stock"), each outstanding share of the Company's preferred stock

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                                       2.



would be exchanged for one share of the preferred stock of GT, all outstanding options and warrants to purchase common stock of the Company would be assumed by GT and the Company's 6.5% Convertible Subordinated Notes due 2002 (the "Notes") would be deemed convertible into the number of shares of GT Common Stock as the holders of the Notes would have been entitled to receive had such holders converted the Notes prior to the Merger. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling of interests.

        On October 6, 1997, the Company and GT issued a joint press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        A registration statement relating to the GT Common Stock has not yet been filed with the Securities and Exchange Commission ("SEC"), nor has a proxy statement relating to a vote of the Company's stockholders on the Merger been filed with the SEC. The GT Common Stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of any offer to buy any GT Common Stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.



c.      Exhibits

Exhibit No.    Description
2.1            Agreement and Plan of Merger dated October 5, 1997, among GT
               Interactive Software Corporation, a Delaware corporation, Swan
               Acquisition Corporation, a Delaware corporation, and MicroProse,
               Inc., a Delaware corporation.

99.1 Joint Press Release of GT Interactive Software Corporation and MicroProse, Inc. dated October 6, 1997.



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                                       3.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  MICROPROSE, INC.

Dated:  October 13, 1997                          By:  /s/  STEPHEN RACE
                                                      ------------------
                                                      Stephen Race
                                                      Chief Executive Officer

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                                     4.





                                 Exhibit Index

Exhibit No.    Description
2.1            Agreement and Plan of Merger dated October 5, 1997, among GT
               Interactive Software Corporation, a Delaware corporation, Swan
               Acquisition Corporation, a Delaware corporation, and MicroProse,
               Inc., a Delaware corporation.

99.1 Joint Press Release of GT Interactive Software Corporation and MicroProse, Inc. dated October 6, 1997.